                                                                     Exhibit 4.2



                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                          THE COLONIAL BANCGROUP, INC.

                                       and

                              THE BANK OF NEW YORK

                           Dated as of _____ __, 2002

                               Table of Contents*

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.  Definition of Terms.........................................     1

                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.  Designation and Principal Amount............................     3
SECTION 2.2.  Maturity....................................................     3
SECTION 2.3.  Form and Payment............................................     3
SECTION 2.4.  Global Debenture............................................     3
SECTION 2.5.  Interest....................................................     5
SECTION 2.6.  Denomination................................................     5

                                  ARTICLE III

                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.  Optional Redemption.........................................     6
SECTION 3.2.  Redemption Procedures.......................................     6
SECTION 3.3.  No Sinking Fund.............................................     6
SECTION 3.4.  Required Approval...........................................     6

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period........................     6
SECTION 4.2.  Notice of Extension.........................................     7
SECTION 4.3.  Limitation of Transactions..................................     7

                                   ARTICLE V

                                    EXPENSES

SECTION 5.1.  Payment of Expenses.........................................     8
SECTION 5.2.  Payment Upon Resignation or Removal.........................     9

                                   ARTICLE VI

                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1.  Listing on an Exchange.......................................    9

                                  ARTICLE VII

                               FORM OF DEBENTURE

SECTION 7.1.  Form of Debenture............................................    9

                                  ARTICLE VIII

                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1.  Original Issue of Debentures.................................   15

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.1.  Ratification..................................................  15
SECTION 9.2.  Trustee Not Responsible for Recitals..........................  16
SECTION 9.3.  Separability..................................................  16
SECTION 9.4.  Counterparts..................................................  16
SECTION 9.5.  Governing Law.................................................  16

* THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THIS FIRST SUPPLEMENTAL INDENTURE.

         FIRST SUPPLEMENTAL INDENTURE, dated as of _____ __, 2002 (the "First Supplemental Indenture"), between The Colonial BancGroup, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee") under the Indenture, dated as of ______ __, 2002, between the Company and the Trustee (the "Indenture").

         WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of unsecured debt securities to be known as its __% Junior Subordinated Debentures due 2032 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

         WHEREAS, the Company and Colonial Capital Trust III, a Delaware statutory business trust (the "Trust"), has offered to the public up to $________ aggregate liquidation amount of its __% Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of up to $________ aggregate liquidation amount of its __% Common Securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities"), in up to $_______ aggregate principal amount of the Debentures; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Definition of Terms.
                      -------------------

         Unless the context otherwise requires:

         (a) a term defined in the Indenture or, if not defined in the Indenture, the Declaration has the same meaning when used in this First Supplemental Indenture;

     (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation; and

     (f) the following terms have the meanings given to them in this Section 1.1(f):

     "Additional Interest" shall have the meaning set forth in Section 2.5(c).

     "Compound Interest" shall have the meaning set forth in Section 2.5(d).

     "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

     "Creditor" shall have the meaning set forth in Section 5.1.

     "Declaration" means the Amended and Restated Declaration of Trust of Colonial Capital Trust III, a Delaware statutory business trust, dated as of ______ __, 2002.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Dissolution Event" means the dissolution and subsequent liquidation of the Trust and distribution of the Debentures held by the Institutional Trustee pro rata to the registered holders of the Trust Securities in accordance with the Declaration.

     "Extension Period" shall have the meaning set forth in Section 4.1.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "Global Debenture" shall have the meaning set forth in Section 2.4(a).

     "Holder" means any person in whose name at the time a Debenture is registered on the Security Register.

     "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

     "Redemption Price" shall have the meaning set forth in Section 3.1.

     "Stated Maturity" means the date on which the Debentures mature and on which the principal shall be due and payable, together with all accrued and unpaid interest, including Compound Interest and Additional Interest, if any, thereon, which date shall be _____ __, 2032.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

         SECTION 2.1. Designation and Principal Amount.
                      --------------------------------

         There is hereby authorized a series of Securities designated as the "__% Junior Subordinated Debentures due 2032", in aggregate principal amount of up to $_______.

         SECTION 2.2. Maturity.
                      --------

         The Debentures shall mature on March __, 2032; provided, however, that the Company may redeem the Debentures prior to their Stated Maturity in accordance with Article III and the Indenture.

         SECTION 2.3. Form and Payment.
                      ----------------

         Except as provided in Section 2.4, the Debentures shall be issued in definitive registered form. Principal of and interest on the Debentures issued in definitive registered form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in the Borough of Manhattan, The City of New York; provided, however, that payment of interest on an Interest Payment Date may be made at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto, while payments due at Stated Maturity or earlier redemption will be made by the Company in same-day funds against presentation and surrender of the related Debentures. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made by the Company in same-day funds at such place and to such account as may be designated by the Institutional Trustee. Payments on the Debentures issued as a Global Debenture will be made by the Company in same-day funds to the Depository Institution.

         SECTION 2.4. Global Debenture.
                      ----------------
         (a)   In connection with a Dissolution Event,

                 (i) if the Preferred Securities are represented by one or more Global Certificates, the Debentures in definitive registered form may be presented to the Trustee by the Institutional Trustee in exchange for one or more global certificates representing the aggregate principal amount of all outstanding Debentures (each, a "Global Debenture"), to be registered in the name of the Depository Institution, or its nominee, and delivered by the Trustee to the Depository Institution for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees, and the Company, upon any such presentation, shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture.

          (ii) if any Preferred Securities are evidenced by one or more Definitive Preferred Security Certificates, the Debentures in definitive registered form may be presented to the Trustee by the Institutional Trustee and any Definitive Preferred Security Certificate evidencing Preferred Securities will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of such Preferred Securities until such Definitive Preferred Security Certificate is presented to the Security Registrar for transfer or reissuance, at which time such Definitive Preferred Security Certificates will be canceled and a Debenture, registered in the name of the registered holder of such Definitive Preferred Security Certificate or the transferee of the holder of such Definitive Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Definitive Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issuance of a new Debenture, Debentures in definitive form with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been canceled.

     (b) Notwithstanding any other provision of the Indenture and this First Supplemental Indenture, a Global Debenture may not be transferred as a whole except by the Depository Institution to a nominee of the Depository Institution or another nominee of the Depository Institution or by the Depository Institution or any such nominee to a successor Depository Institution or a nominee of such successor Depository Institution.

     (c)  If Debentures are represented by one or more Global Debentures and if
(i) at any time the Depository Institution notifies the Company that it is unwilling or unable to continue as Depository Institution or if at any time the Depository Institution shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depository Institution is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) the Company at any time determines that the Debentures shall no longer be solely represented by one or more Global Debentures or (iii) there shall have occurred an Event of Default or an event that with notice or the lapse of time or both would be an Event of Default, then the Company shall execute, and, subject to Article II of the Indenture, the Trustee shall authenticate and deliver, Debentures in definitive registered form in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for Debentures in definitive registered form, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository Institution, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository Institution for delivery to the Persons in whose names such Debentures are so registered.

     SECTION 2.5. Interest.
                  --------

     (a) Each Debenture will bear interest at the rate of __% per annum (the "Coupon Rate") from _______, 2002 until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on _______, _______, _______ and _______ of each year, commencing on _______,
2002 (each, an "Interest Payment Date"), to the Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the relevant record date, which will be, as long as the Preferred Securities remain in book-entry form (or if no Preferred Securities remain outstanding, as long as the Debentures remain in book entry form), the Business Day prior to the relevant Interest Payment Date and, in the event the Preferred Securities are not in book-entry form (or if no Preferred Securities remain outstanding, in the event the Debentures are not in book entry form), the fifteenth calendar day preceding the relevant Interest Payment Date, except as otherwise provided pursuant to the provisions of Article IV hereof.

     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in a calendar month (but not to exceed 30 days in any month). In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), except that, if such next Business Day is in the next succeeding calendar year, such payment shall be made on the preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

     (c) If, at any time while the Institutional Trustee is the Holder of any Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee such additional amounts as shall be required so that the net amounts received and retained by the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     (d) Interest shall accrue on any overdue principal and (to the extent enforceable under applicable law) on any overdue interest at the Coupon Rate, compounded quarterly ("Compound Interest").

     SECTION 2.6. Denomination.
                  ------------

     The Debentures shall be issued in denominations of $25 and integral multiples thereof.

                                  ARTICLE III
                          REDEMPTION OF THE DEBENTURES

     SECTION 3.1. Optional Redemption.
                  --------------------

     The Debentures are redeemable prior to their Stated Maturity at the option of the Company (i) in whole or in part, from time to time, on or after _______, 2007 or (ii) at any time prior _______, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, in either case at a redemption price (the "Redemption Price") equal to 100% of the principal amount thereof, plus unpaid interest thereon (including Additional Interest and Compound Interest, if any) accrued to the date of redemption.

     SECTION 3.2. Redemption Procedures.
                  ---------------------

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures called for redemption. If the Debentures are only partially redeemed pursuant to Section 3.1, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are represented by a Global Debenture, the Depository Institution shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Depository Institution participant to be redeemed. The Redemption Price shall be paid prior to 10:00 a.m., New York City time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York City time, on the date of such redemption.

     SECTION 3.3. No Sinking Fund.
                  ---------------

     The Debentures are not entitled to the benefit of, nor is subject to, any sinking fund.

     SECTION 3.4. Required Approval.
                  -----------------

     Any redemption of the Debentures in accordance with this Article may require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 4.1. Extension of Interest Payment Period.
                  ------------------------------------

     So long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension

Period may extend beyond the Stated Maturity or earlier redemption of the Debentures. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period. At the end of each Extension Period, the Company shall pay all interest, including any Additional Interest and Compound Interest (collectively, "Deferred Interest"), accrued and unpaid on the Debentures that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date for the first Interest Payment Date after the end of such Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further extensions within such Extension Period shall not exceed 20 consecutive quarterly periods, or extend beyond the Stated Maturity or earlier redemption of the Debentures. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

     SECTION 4.2. Notice of Extension.
                  -------------------

     (a) If the Institutional Trustee is the only Holder of Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to registered holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Institutional Trustee is not the only Holder at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record date or the Interest Payment Date to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

     (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extension Period permitted under
Section 4.1.

     SECTION 4.3. Limitation of Transactions.
                  --------------------------

     If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1 and the Extension Period is continuing, or (ii) there shall have occurred any Event of Default under the Indenture, or (iii) there shall have occurred any default under the Preferred Securities Guarantee, then
(a) the Company shall not declare or pay any dividend on, make any distribution or other payment with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (1) repurchases, redemptions or other acquisitions of shares of capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (2) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock or (3) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

                                   ARTICLE V

                                    EXPENSES

     SECTION 5.1. Payment of Expenses.
                  -------------------

     In connection with the offering, sale and issuance of the Trust Securities by the Trust and the sale of the Debentures by the Company to the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions payable to the underwriters in respect of the Preferred Securities pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section
6.06 of the Indenture;

     (b) be responsible for and shall pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee, the Delaware Trustee and the Regular Trustees (including any amounts payable under Article 10 of the Declaration), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities);

     (c) be liable for any indemnification obligations arising with respect to the Declaration; and

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     The Company's obligations under this Section 5.1 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor"), whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this Section 5.1 directly against the Company and the Company irrevocably waives any right of remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 5.1.

     The provisions of this Section shall survive the termination of this First Supplemental Indenture.

     SECTION 5.2. Payment Upon Resignation or Removal.
                  ------------------------------------

     Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation that are payable pursuant to Section 6.06 of the Indenture. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation that are payable pursuant thereto.

                                   ARTICLE VI

                          COVENANT TO LIST ON EXCHANGE

     SECTION 6.1. Listing on an Exchange.
                  ----------------------

     If the Debentures are distributed to the registered holders of the Preferred Securities issued by the Trust, and the Preferred Securities are then so listed, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange or quotation system as the Preferred Securities are then listed or quoted.

                                  ARTICLE VII

                                FORM OF DEBENTURE

     SECTION 7.1. Form of Debenture.
                  ------------------

     The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

     IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository) may be registered except in limited circumstances.

         Unless this Debenture is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No. 1
                          THE COLONIAL BANCGROUP, INC.

                        __% JUNIOR SUBORDINATED DEBENTURE

                                    DUE 2032

$_____________                                           CUSIP No._____________

         THE COLONIAL BANCGROUP, INC., a Delaware corporation (the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Institutional Trustee of Colonial Capital Trust III under that certain Amended and Restated Declaration of Trust dated as of _____ __, 2002, or registered assigns, the principal sum of [ ] ($__________) on _____ __, 2032; unless redeemed by the Company prior to the Stated Maturity in accordance with the terms specified herein and in the Indenture. The Company further promises to pay interest on said principal sum from ______ __, 2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on _______, _______, _______ and _______ of each year commencing _______, 2002
(each, an "Interest Payment Date"), at the rate of __% per annum (the "Coupon Rate") until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent enforceable under applicable law) on any overdue interest at the Coupon Rate, compounded quarterly.

         The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, except as provided in the following sentences, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in a calendar month (but not to exceed 30 days in any month).

         In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), except that, if such next Business Day is in the next succeeding calendar year, such payment shall be made on the preceding Business Day, in each case with the same force and effect as if made on the date such payment otherwise would have been payable.

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the relevant record dates, which will be, as long as this Debenture remains in book-entry form, the Business Day prior to the relevant Interest Payment Date and, in the event this Debenture is not in book-entry form, the fifteenth calendar day preceding the relevant Interest Payment Date. Payments of interest may be deferred by the Company pursuant to the provisions of the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the Holders of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on an Interest Payment Date may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto, while payments due at Stated Maturity or earlier redemption will be made by the Company in same-day funds against presentation and surrender of this Debenture. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made by the Company in same-day funds at such place and to such account as may be designated by the Institutional Trustee.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions. Each Holder hereof, by his or her acceptance hereof, hereby agrees to treat this Debenture as indebtedness for all United States federal income tax purposes.

         This Debenture shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     THIS DEBENTURE IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                          THE COLONIAL BANCGROUP, INC.

                          By:____________________________________
                          Name:
                          Title:

Attest:


By:______________________________________
Name:
Title:


                     (FORM OF CERTIFICATE OF AUTHENTICATION)
                          CERTIFICATE OF AUTHENTICATION

Dated:  [   ]

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York,
as Trustee

By:_______________________________________
           Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of debt securities (the "Securities") of the Company issued or to be issued under and pursuant to an indenture, dated as of _____ __, 2002, duly executed and delivered between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of _____ __, 2002, between the Company and the Trustee (such indenture as so supplemented, the "Indenture"). The series of Securities of which this Debenture is a part is entitled the "___% Junior Subordinated Debentures due 2032" (the "Debentures"). This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

     This Debenture is redeemable by the Company (i) in whole but not in part at any time prior to _______, 2007 upon the occurrence and continuation of a Special Event (as defined in the Indenture) or (ii) in whole or in part on or after _______, 2007. Any redemption pursuant to this paragraph will be made, upon not less than 30 days nor more than 60 days' prior written notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any unpaid interest (including Additional Interest and Compound Interest, if any) accrued thereon to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 10:00 a.m., New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee (in integral multiples of $25); provided that if, at the time of redemption, the Debentures are represented by a Global Debenture, the Depository shall determine the principal amount of such Debentures held by each Holder to be redeemed in accordance with its procedures.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall
(i) change the Stated Maturity of any Securities of any series, or reduce the principal amount thereof or any premium thereon, or reduce the rate (or change the manner of calculation of the rate) or extend the time of payment of interest thereon or change the dates on which interest thereon is payable, or change any date on which or period in which the Securities of any series may be redeemed or reduce the amount payable on any redemption thereof, or make the principal thereof or any interest thereon payable in any coin or currency other than that provided in the Securities of any series, or impair or affect the right of any Holder of the Securities of any series to institute suit for payment in respect thereof , or (ii) reduce the percentage of the Securities of any series the Holders of which are required to consent to any such supplemental indenture or (iii) change any of the subordination provisions applicable to the Securities of any series in a manner that has a material adverse effect on the interests of Holders thereof; provided, however, that if the Institutional Trustee is the Holder of this Debenture, such supplemental indenture shall not be effective until the registered holders of a majority in aggregate liquidation amount of the Preferred Securities or, in the case of clause (i), (ii) or (iii) above, each registered holder of Preferred Securities, as the case may be, consents thereto. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right, on one or more occasions during the term of the Debentures, to time to extend the interest payment period of such Debentures for up to 20 consecutive quarterly periods (an "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the Coupon Rate to the extent that payment of such interest is enforceable under applicable law); provided that no Extension Period may extend beyond the Stated Maturity or earlier redemption of the Debentures. Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions within such Extension Period shall not exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity or earlier redemption of the Debentures. At the termination of any Extension Period and upon the payment of all accrued and unpaid interest, including any Additional Interest and Compound Interest, the Company may commence a new Extension Period, subject to the foregoing requirements.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof on the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     The Debentures are issuable only in fully registered form without interest coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures so issued are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent, any transfer agent and any security registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than a security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and none of the Company, the Trustee, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Debenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                                  ARTICLE VIII

                          ORIGINAL ISSUE OF DEBENTURES

     SECTION 8.1. Original Issue of Debentures.
                  -----------------------------

     Debentures in the aggregate principal amount of up to $_______ may, upon execution of this First Supplemental Indenture or upon any written order of the Company setting forth the amount therefor, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its [Chairman, its President, or any Vice President and its Treasurer, its Secretary, any Assistant Treasurer, or any Assistant Secretary], without any further action by the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1. Ratification.
                  -------------

     The Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 9.2. Trustee Not Responsible for Recitals.
                  -------------------------------------
The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. Except with respect to its due authorization, execution and delivery of this First Supplemental Indenture, the Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     SECTION 9.3. Separability.
                  -------------
     In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 9.4. Counterparts.
                  ------------
     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 9.5. Governing Law. This First Supplemental Indenture and each
                  --------------
Debenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                         THE COLONIAL BANCGROUP, INC.

Attest:


By:                                      By:
   -------------------------------          ------------------------------------
     Name:  William A. McCrary                Name:  W. Flake Oakley
     Title:  Assistant Secretary              Title:  Chief Financial Officer


                                         THE BANK OF NEW YORK,
                                         as Trustee

                                         By:
                                            ------------------------------------
                                              Name:
                                              Title: